SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 2, 1997


                              Providian Corporation
             (Exact name of Registrant as Specified in its Charter)

 Delaware                           1-6701                      51-0108922
(State or Other jurisdiction  (Commmission File Number)       (IRS Employer
  of Incorporation)                                        Identification No.)


Providian Center, 400 West Market Street, Louisville,  Kentucky   40202
(Address of Principal Executive Offices)                      (Zip Code)


     Registrant's telephone number, including area code: (502) 560-2000



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         On May 30, 1997, the Registrant announced that it had set a new record date of June 10, 1997 for spin-off of its wholly owned subsidiary Providian Bancorp, Inc. to the shareholders of the Registrant (the "Distribution") in connection with the merger of Registrant's insurance operations with AEGON U.S.A., a wholly owned subsidiary of AEGON N.V. In addition, Providian said that the Providian annual shareholders meeting, at which Providian shareholders will vote on the merger of Providian's insurance operations with the U.S. insurance operations of AEGON, N.V., was adjourned on May 29, 1997 and will be reconvened on June 6, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PROVIDIAN CORPORATION

                                    By:Robert L. Walker
                                       -------------------
                                       Name:  Robert L. Walker
                                       Title:    Senior Vice President - Finance


Date:  June 2, 1997